UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2004

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (804) 443-8423

Item 5. Other Events

On March 1, 2004, Eastern Virginia Bankshares, Inc. issued a press release announcing that it had entered into a joint venture with Southern Trust Mortgage Company in Virginia Beach to establish a new mortgage company. The new company - EVB Mortgage will offer full-service mortgage products to customers in EVB’s 20-branch retail trade area. A copy of the press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Eastern Virginia Bankshares, Inc. press release dated March 1, 2004

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

/s/ Ronald L. Blevins	Date: March 2, 2004
By: Ronald L. Blevins
Senior Vice President & Chief Financial Officer

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